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                                                                       FORM 10-Q

                                                                 EXHIBIT 11


                                 HICKOK INCORPORATED
                   STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                Three Months Ended       Nine Months Ended
                                      June 30,                June 30,
                               ---------------------    --------------------
                                 1997         1996        1997         1996
                               --------     --------    --------     --------
PRIMARY
Average shares outstanding    1,193,850    1,192,850   1,193,238    1,192,850

Net effect of dilutive
  stock options - based
  on the treasury stock
  method using average
  market price                   18,858       20,276      19,407       27,102
                             ----------    --------- -----------   ----------
    Total Shares              1,212,708    1,213,126   1,212,645    1,219,952
                             ----------    --------- -----------   ----------

Net Income (Loss)            $(236,290)    $ 122,468 $ (503,000)   $  795,654
                             ----------    --------- -----------   ----------

    Per Share                $    (.19)    $     .10 $     (.41)   $      .65
                             ----------    --------- -----------   ----------


FULLY DILUTED
Average shares outstanding    1,193,850    1,192,850   1,193,238    1,192,850

Net effect of dilutive
  stock options - based
  on the treasury stock
  method using period-end
  market price, if
  higher than average
  market price                   18,858*      20,276*     19,407*      27,102
                             ----------    --------- -----------   ----------

    Total Shares              1,212,708    1,213,126   1,212,645    1,219,952
                             ----------    --------- -----------   ----------

Net Income (Loss)            $(236,290)    $ 122,468 $ (503,000)   $  795,654
                             ----------    --------- -----------   ----------


    Per Share                $    (.19)    $    0.10 $     (.41)   $      .65
                             ----------    --------- -----------   ----------


*Period-end market price is less than average market price, use same as primary shares.


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